Exhibit 4.18

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $ 35,000	Issue Date: February 06, 2024

CONVERTIBLE PROMISSORY NOTE

For value received, Quality Industrial Corp., a corporation organized under the laws of the State of Nevada (the “Company”), hereby promises to pay to the order of Exchange Listing, LLC, a limited liability company organized under the laws of the State of Nevada, or registered assigns (the “Holder”) the principal sum of Thirty Five-Thousand Dollars ($35,000) (the “Principal Amount”), together with interest on the Principal Amount, on the dates set forth below or upon acceleration or otherwise, as set forth herein (or as may be amended, extended, renewed and refinanced, collectively, this “Note”). The “Interest Rate” shall be ten (10%) percent per annum.

The consideration to the Company for this Note are the fees of $35,000 currently outstanding to the Holder pursuant to an Advisory Agreement dated April 11, 2023 between the Company and the Holder(the “Consideration”). The maturity date (“Maturity Date”) shall be the earlier of (i) six (6) months from the Issue Date or upon completion of a listing of the Company on a Senior Exchange. The principal sum, as well as interest and other fees shall be due and payable in accordance with the payment terms set forth in Article I herein. This Note may be prepaid in whole or in part at any time by the Company.

Any amount of principal, interest, other amounts due hereunder or penalties on this Note, which is not paid by the due date as specified herein, shall bear interest at the lesser of the rate of twenty percent (20%) per annum or the maximum legal amount permitted by law (“Default Interest Rate”), from the due date thereof until the same is paid in full, including following the entry of a judgment in favor of Holder (“Default Interest”).

Except as provided for in Section 1.2 below, all payments of principal and interest due hereunder (to the extent not converted into Company’s Common shares (the “Common Shares”) shall be paid by automatic debit, wire transfer, check or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place as Holder or the legal holder or holders of the Note may from time to time appoint in a payment invoice or otherwise in writing, and in the absence of such appointment, then at the offices of Holder at such address as the Holder shall hereafter give to the Company by written notice made in accordance with the provisions of this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest, then to any late charges, and then to principal. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, interest shall continue to accrue during such extension. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

It is further acknowledged and agreed that the Principal Amount owed by Company under this Note shall be increased by the amount of all reasonable expenses incurred by the Holder in connection with the collection of amounts due, or enforcement of any terms pursuant to, this Note. All such expenses shall be deemed added to the Principal Amount hereunder to the extent such expenses are paid or incurred by the Holder.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders or members, as applicable, of Company and will not impose personal liability upon the holder thereof.

In addition to the terms above, the following terms shall also apply to this Note:

ARTICLE I. PAYMENTS

1.1 Principal Payments. The Principal Amount shall be due and payable on the Maturity Date.

1.2 Interest Payments. Interest on this Note (i) is payable at maturity; and (ii) is guaranteed to the Holder for the entire term of the Note, without regard to an acceleration of the Maturity Date, based on the total Principal Amount, without regard to a reduction of the Principal Amount resulting from, without limitation, Principal Payments, Conversion (as defined below), or prepayment by Company. At the option of the Company, the Company may, upon not less than five Business Days’ written notice to the Lead Investor prior to the date on which Interest is due (the “Interest Date”), pay such Interest (i) in kind or (ii) partly in cash and partly as Interest paid in kind (“PIK Interest”). PIK Interest shall be capitalized, compounded and added to the unpaid principal amount of the Note on the Interest Date. Amounts representing the PIK Interest shall be treated as Principal Amount for purposes of this Note. The obligation of the Company to pay all such PIK Interest so added shall be automatically evidenced by the Note issued to the Holder (without modification or reissuance thereof).

1.3 Other Payment Obligations. All payments, fees, penalties, and other charges, if any, due under this Note shall be payable pursuant to the terms contained herein, but in any case, shall be payable no later than the Maturity Date.

ARTICLE II. CONVERSION RIGHTS

2.1 Conversion Right. The Holder shall have the right at any time, at the Holder’s option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of this Note into fully paid and non-assessable Common Shares of Company or other securities into which such Common Shares shall hereafter be changed or reclassified (each, a “Conversion Share”) at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of Common Shares beneficially owned by the Holder and its affiliates (other than Common Shares which may be deemed beneficially owned through the ownership of the unconverted portion of the Note or the unexercised or unconverted portion of any other security of Company subject to a limitation on conversion or exercise analogous to the limitations contained herein, and, if applicable, net of any shares that may be deemed to be owned by any person not affiliated with the Holder who has purchased a portion of the Note from the Holder) and (2) the number of Common Shares issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding Common Shares. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived (up to a maximum of 9.99%) by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of Common Shares to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to Company by the Holder in accordance with Section 2.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to Company before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of: (1) the principal amount of this Note to be converted in such conversion; plus (2) at the Holder’s option, accrued and unpaid interest; provided, however, that at the option of Holder, the accrued and unpaid interest can be converted prior to any other amounts under the Note, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date; plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2); plus (4) the Holder’s expenses relating to a Conversion, including but not limited to amounts paid by Holder on the Company’s transfer agent account; plus (5) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 2.3 and 2.4(g) hereof.

2.2 Conversion Price.

(a) Calculation of Conversion Price. The Conversion Price shall be a discount of thirty-five percent (35%) to the volume weight average trading (“VWAP”) of the Company’s common stock for the five (5) days before any conversion.

(b) Fixed Conversion Price Adjustments.

(1) Common Share Distributions. If Company, at any time while this Note is outstanding: (i) pays a distribution on its Common Shares or otherwise makes a distribution or distributions payable in Common Shares on its Common Shares; or (ii) issues, in the event of a reclassification of shares of Common Shares, any Common Shares of Company, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding any treasury shares of Company) outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event.

(2) Fundamental Transaction. If, at any time while this Note is outstanding, (i) Company effects any merger or consolidation of Company with or into another person, (ii) Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by Company or another person) is completed pursuant to which holders of Common Shares are permitted to tender or exchange their shares for other securities, cash or property, or (iv) Company effects any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 Common Share (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Fixed Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of 1 Common Share in such Fundamental Transaction, and Company shall apportion the Fixed Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.

(3) Anti-dilution Adjustment. If at any time while this Note is outstanding, Company sells, grants, or otherwise makes a disposition of Common Shares, or sells, grants, or otherwise makes a disposition of other securities (or in the case of securities existing on the Issue Date, amends such securities) convertible into, exercisable for, or that would otherwise entitle any person or entity the right to acquire Common Shares, or announces its intention, or files any document with the SEC or other regulatory body that reflects its intention to do of any of the foregoing, at an effective price per share that is lower than the then Fixed Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (it being agreed that if the holder of the Common Shares or other securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Common Shares at an effective price per share that is lower than the Fixed Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance, and the Base Conversion Price shall then be adjusted to equal the lowest of such issuance price), then the Fixed Conversion Price shall be reduced to a price equal the Base Conversion Price as it may be adjusted as provided for above. Such adjustment shall be made whenever such Common Shares or other securities are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 2.2(b)(4) in respect of an Exempt Issuance. For purposes of this Section 2.2(b)(4) an “Exempt Issuance” means an issuance of Common Shares or other securities convertible into or exercisable or exchangeable for Common Shares (i) upon the exercise or exchange of any securities issued hereunder or under the Warrants, (ii) to employees, directors of Company pursuant to any stock or option or similar equity incentive plan duly adopted for such purpose by the Board of Directors of Company, (iii) to banks, equipment lessors or other financial institutions, or to real property lessors, at market value as of the date of issuance, pursuant to a debt financing, equipment leasing, or real property leasing transaction approved by the Board of Directors of Company, (iv) to suppliers, consultants, or third party service providers in connection with the provision of goods or services, at market value as of the date of issuance, pursuant to a stock option plan, agreement, or arrangement of the Company, duly adopted for such purpose by the Board of Directors of Company, (v) pursuant to the acquisition of another corporation or other entity by Company by merger, purchase of substantially all of the assets or other reorganization or pursuant to a joint venture agreement, provided that such issuances are approved by the Board of Directors of Company, (vi) to third parties in connection with collaboration, technology license, development, marketing or other similar agreements or strategic partnerships, in each case only in connection with the operating business of the Company and approved by the Board of Directors of Company, or (vii) shares with respect to which the Holder waives its anti-dilution rights granted hereby; provided, however, that any such issuance described in (v) and (vi) shall only be to a person (or to the equity holders of a person) which is, itself or through its Subsidiaries, an operating company or an owner of an asset (or an employee, director, consultant, or advisor thereof), in a business synergistic with the business of Company and shall provide to Company additional benefits in addition to the investment of funds, but in none of (ii) through (vi) above shall include a transaction in which Company is issuing securities primarily for the purpose of raising capital or to a recipient whose primary business is investing in securities or to a recipient whose primary business is investor relations or public relations. In the event of an issuance of securities involving multiple tranches or closings, any adjustment pursuant to this Section 2.2(b)(3) shall be calculated as if all such securities were issued upon distribution of the initial tranche.

(4) Notice to the Holder. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 2.2(b), Company shall within two (2) business days deliver to the Holder a notice setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that Company’s failure to timely provide the notice shall not affect the automatic adjustments contemplated hereby.

2.3 Authorized Shares. Company covenants that during the period the conversion right exists, Company will reserve from its authorized and unissued Common Shares a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Shares upon the full conversion of this Note and exercise of the Warrants. Company is required at all times to have authorized and reserved seven (7) times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Note in effect from time to time, which, if cannot be determined shall be estimated in good faith by Company) it being acknowledged and agreed by the parties that for the initial issuance of the Note, 100,000 shares of Common Shares is sufficient and will be reserved (the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with Company’s obligations hereunder. Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Company (i) acknowledges that it has irrevocably instructed its transfer agent by letter, a copy of which is attached hereto as Exhibit B to issue certificates for the Common Shares issuable upon conversion of this Note and exercise of the Warrants, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing Common Share certificates to execute and issue the necessary certificates for Common Shares in accordance with the terms and conditions of this Note. If, at any time Company does not maintain the Reserved Amount it will be considered an Event of Default under Section

4.1.2 of the Note.

2.4 Method of Conversion.

(a) Mechanics of Conversion. Subject to Section 2.1, this Note may be converted by the Holder in whole or in part, at any time from the date hereof, by (A) submitting to Company a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 7:00 p.m., New York, New York time) and (B) subject to Section 2.4(b), surrendering this Note at the principal office of Company.

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to Company unless the entire unpaid principal amount of this Note is so converted. The Holder and Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and Company, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of Company shall, prima facie, be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c) Payment of Taxes. Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Shares or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to Company the amount of any such tax or shall have established to the satisfaction of Company that such tax has been paid.

(d) Delivery of Common Shares Upon Conversion. Upon receipt by Company from the Holder of an e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 2.4, Company shall issue and deliver to or cause to be issued and delivered to or upon the order of the Holder certificates for Common Shares issuable upon such conversion by the end of the next business day after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof.

(e) Obligation of Company to Deliver Common Shares. Upon receipt by Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Shares issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless Company defaults on its obligations under this Article II, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Shares or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, Company’s obligation to issue and deliver the certificates for Common Shares shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to Company, and irrespective of any other circumstance which might otherwise limit such obligation of Company to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by Company before 7:00 p.m., New York, New York time, on such date.

(f) Delivery of Common Shares by Electronic Transfer. If the shares of the Company are publicly traded, in lieu of delivering physical certificates representing the Common Shares issuable upon conversion, provided Company is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 2.1 and in this Section 2.4, Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Shares issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. If the Company is not registered with DTC as of the Issue Date, the Company shall be required to register with DTC within 30 days of the Issue Date, and the provisions of this paragraph shall apply after such registration. Failure to become DTC registered or maintain DTC eligibility as provided herein shall be an Event of Default under Section 4.1.22 of this Note.

(g) Failure to Deliver Common Shares Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if Company causes the Common Shares issuable upon conversion of this Note to not be delivered by the second (2nd) Trading Day following the Deadline (such non delivery referred to herein as a “Conversion Default”), Company shall pay to the Holder $1,000 per day in cash, for each day beyond the Deadline that Company fails to deliver such Common Shares. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to Company by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Shares in accordance with the terms of this Note. Company agrees that the right to convert is a valuable right to the Holder, and as such, Company will not take any actions to hamper, delay or prevent any Holder conversion of the Note. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 2.4(g) are justified.

2.5 Concerning the Common Shares. The Common Shares issuable upon conversion of this Note may not be sold or transferred except in accordance with the Articles of Association of the Company and unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 2.5 and who is an Accredited Investor. Except as otherwise provided (and subject to the removal provisions set forth below), until such time as the Common Shares issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Common Shares issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and Company shall issue to the Holder a new certificate therefore free of any transfer legend if (i) Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Shares may be made without registration under the Act, which opinion shall be accepted by Company (which acceptance shall be subject to and conditioned on any requirements, if any, of its transfer agent, the exchange on which Company is then trading or other applicable laws, rules or regulations) so that the sale or transfer is effected or (ii) in the case of the Common Shares issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that Company does not accept the opinion of counsel provided by the Holder with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 4.1.2 of the Note.

2.6 Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into Common Shares and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such Common Shares and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by Company to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all Common Shares prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Shares by so notifying Company) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and Company shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 2.4 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions adjusted upon an Event of Default, if applicable) for Company’s failure to convert this Note.

ARTICLE IV. EVENTS OF DEFAULT

4.1 It shall be considered an event of default if any of the following events listed in this Article IV (each, an “Event of Default”) shall occur:

4.1.1 Failure to Pay Principal or Interest. The Company fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise. A three (3) day cure period shall apply for failure to make a payment when due except where payments are noted herein as being due immediately or for payments due on the Maturity Date which in each case shall have no cure period.

4.1.2 Breach of Representations and Warranties. Any representation or warranty of the Company made herein or in any agreement, statement or certificate given pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) an effect on the rights of the Holder with respect to this Note.

4.1.3 Receiver or Trustee. Company or any subsidiary of Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

4.1.4 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Company or any subsidiary of Company. With respect to any such proceedings that are involuntary, Company shall have a 45 day cure period in which to have such involuntary proceedings dismissed.

4.1.5 Delisting of Common Shares. If at any time on or after the date in which Company’s Common Shares are listed or quoted on the OTC Pink or an equivalent U.S. replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT (a “Listing Event”), Company shall fail to maintain the listing or quotation of the Common Shares, or if its shares have been suspended from trading on the OTC Pink or a U.S. equivalent replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT.

4.1.6 Failure to Comply with the Exchange Act. If at any time after Company becomes an SEC reporting company, Company shall fail to be fully compliant with, or ceases to be subject to, the reporting requirements of the Exchange Act (including but not limited to becoming delinquent in its filings).

4.1.7 Cessation of Operations. Any cessation of operations by the Company or the Company admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due.

4.1.8 Illegality. Any court of competent jurisdiction issues an order declaring this Notes or any provision hereunder or thereunder to be illegal, as long as such declaration was not the result of an act of negligence by the Holder.

4.2 Remedies Upon Default Upon the occurrence of any Event of Default specified in this Article IV, in addition to and without limitation of other remedies set forth herein in this Note, (i) interest shall accrue on all amounts due under this Note at the Default Interest rate until payment in full of such amounts, including following the entry of a judgment in favor of Holder; (ii) this Note shall become immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived by the Company, and the Company shall pay to the Holder, an amount (the “Default Amount”) equal to the Principal Amount then outstanding (including Liquidating Damages, and Monitoring Fees, each defined below) plus accrued and unpaid interest through the date of the Event of Default, unaccrued interest through the Maturity Date that is guaranteed pursuant to Section 1.2 above, together with all costs, including, without limitation, reasonable legal fees and expenses of collection, and Default Interest through the date of full repayment; and (iii) a liquidated damages charge equal to 25% of the outstanding balance due under the Note (“Liquidating Damages”) will be assessed and will become immediately due and payable to the Holder, either in form of a cash payment or as an addition to the Principal Amount due under the Note. In addition, the Holder shall be entitled to exercise all other rights and remedies available at law or in equity, including, without limitation, those set forth in the Related Documents.

ARTICLE V. MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or electronic mail addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, upon electronic mail delivery, or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:

Quality Industrial Corp.
315 Montgomery Street
San Francisco, CA 94104
Attn: John Paul Blackwell
Email: jp.backwell@qualityindustrialcorp.com

If to the Holder:

Exchange Listing LLC
515 E Las Olas Blvd
Suite 120
Fort Lauderdale, FL 33301
Attn: Peter Goldstein
Email: peter@exchangelistingllc.com

5.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4 Assignability. This Note shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act).

5.5 Withholding Tax: In the event that there is any withholding tax due on any obligation of the Company, the obligation to pay such withholding tax shall be divided equally by Company and Holder, and Company may deduct half of any such withholding tax from amounts due to Holder upon providing Holder a confirmation of such withholding tax payment.

5.6 Cost of Collection. If default is made in the payment of this Note, the Company shall pay the Holder hereof costs of collection, including attorneys’ fees. Such amounts spent by Holder shall be added to the Principal Amount of the Note at the time of such expenditure.

5.7 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state and/or federal courts located in Florida. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. THE COMPANY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.8 Certain Amounts. Whenever pursuant to this Note the Company is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Company and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Company represents stipulated damages and not a penalty.

5.9 Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

5.10 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Company under this Note for payments which under Florida law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under Florida law in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by Florida law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by this Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Holder’s election.

5.11 Opportunity to Consult with Counsel. The Company represents and acknowledges that it has been provided with the opportunity to discuss and review the terms of this Note with its counsel before signing it and that it is freely and voluntarily signing the Notes in exchange for the benefits provided herein. The Company further represents and acknowledges that it has been provided a reasonable period of time within which to review the terms of the Note Documents. In light of this, the Company will not contest the validity of the Note and the transactions contemplated therein, and Company represents and acknowledges that all parties hereto have participated in the preparation of this Not. In any construction of the terms of the Note, the same shall not be construed against either party on the basis of that party being the drafter of such terms.

[signature page to follow]

IN WITNESS WHEREOF, Company has caused this Note to be signed in its name by its duly authorized officer this January 11, 2024.

Quality Industrial Corp.

By:	/s/ John Paul Backwell
	Name:	John Paul Backwell
	Title:	Chief Executive Officer

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